BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

First Quarter Report
Quarter ended March 31, 2010




250 & 290 East John Carpenter Freeway in Irving, Texas (left) and **Bretton Woods** in Dallas, Texas (right)—are assets of Behringer Harvard Short-Term Opportunity Fund I LP

First Quarter Overview

- Construction is 75% complete on Cassidy Ridge Residences, our currently for-sale condominium property in Telluride, Colorado. We anticipate completion of the 23-unit project by year-end 2010. With local market conditions improving, we expect to kick off marketing and sales activities for individual units in July.
- We recently completed a 10,800-square-foot lease with Terex Corporation at Landmark Center I, an office property in Dallas.
- At the 250 & 290 East John Carpenter Freeway office property in Irving, Texas, six lease proposals are outstanding for spaces ranging from 50,000 to 300,000 square feet. This property is located in the upscale Las Colinas mixed-use community, which has seen improved leasing activity in the first quarter of 2010.
- Subsequent to the end of the quarter, we have now leased all available condominium units at our Residences at Hotel Palomar property in Dallas. Hotel Palomar also continues to perform well against its competition despite ongoing challenges in the hospitality industry.
- At our 1221 Coit Road office property in Dallas, a prospective data center tenant is considering signing a letter of intent for a full-building lease. We are in discussions with potential lenders to secure financing for tenant improvements for this user. In addition, two other prospective full-building call center users have toured the property.
- We are in discussions with lenders to restructure the loan on the Plaza Bank Center in Dallas. This property is 64% leased as of March 31, 2010, reflecting the current weakness of the real estate market.

Financial Highlights

Some numbers have been rounded for presentation purposes.

(in thousands)	3 mos. ended Mar. 31, 2010
Total revenues	$ 5,542
Net operating income[1]	$ 633
	As of Mar. 31, 2010
Total assets	$ 204,182
Total liabilities	$ 170,468

Investor Information

A copy of the Partnership's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or by written request to the Partnership at its corporate headquarters. You may also elect to sign up for electronic delivery by visiting behringerharvard.com and selecting the option to "Go Paperless" at the top of the home page. For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.





Cassidy Ridge Residences
in Telluride, Colorado

Construction continues at Cassidy Ridge Residences, our 23-unit, for-sale condominium property in Telluride, Colorado and is currently 75% complete. Construction is expected to be finished by year-end 2010. Local market conditions are improving, and we intend to begin marketing and sales activities in July.



Bretton Woods in Dallas, Texas

Bretton Woods is an upscale, gated community with exceptional-quality custom-constructed homes located in an area of Dallas that offers convenient access to both downtown and the north suburbs. We are currently in negotiations with the construction lender on a two-year loan extension, which we expect to complete in the second quarter.



1221 Coit in Dallas, Texas

1221 Coit is an attractive asset for call center and data center users, offering a number of well-designed amenities plus more than 1,000 surface parking spaces. A prospective full-building tenant is considering signing a letter of intent. We are in discussions with potential lenders to help this prospect secure financing for tenant improvements. Two additional full-building lease prospects have shown interest in this property.



Landmark I & II in Dallas, Texas

We recently signed a 10,800-square-foot lease with Terex Corporation at Landmark Center I. The Landmark Center complex comprises two commercial office buildings located in Far North Dallas.



Plaza Bank Center in Dallas, Texas

We are currently in discussions with lenders to restructure the loan on the Plaza Bank Center in Dallas. As of March 31, 2010, this property is 64% leased. While the lease rate reflects the ongoing weakness in the real estate market, we are working to reposition the asset to compete more effectively in the current environment.



5050 Quorum in Dallas, Texas

Located along the Dallas North Tollway, this 133,799-square-foot office building increased its occupancy to 88% as of March 31, 2010. We executed a short-term lease with a 9,000-square-foot tenant, which commenced in the first quarter. We are currently working with this tenant to lease approximately 14,000 square feet on a long-term basis. Several other 1,500- to 3,000-square-foot users and a full floor prospect have toured the property, and we have sent out several proposals.

As previously mentioned, one of our tenants has filed for bankruptcy. Although the occupant remains current on rent obligations, it has not accepted the lease yet. We are working with the tenant to remain in the building in a smaller space, although there has been no indication whether they will emerge from bankruptcy with the lease intact.

Net Operating Income (NOI)[1]

(in thousands)		3 mos. ended Mar. 31, 2010		3 mos. ended Mar. 31, 2009
Total revenues	$	5,542	$	5,175
Operating expenses				
Property operating expenses		3,865		3,854
Real estate taxes, net		770		656
Property and asset management fees		440		454
Advertising costs		52		101
Less: Asset management fees		(218)		(236)
Total operating expenses		4,909		4,829
Net operating income	$	633	$	346

Reconciliation to Net Loss

Net operating income	$	633	$	346
Less: Depreciation and amortization		(1,661)		(1,545)
General and administrative expenses		(223)		(473)
Interest expense, net		(1,437)		(1,661)
Asset management fees		(218)		(236)
Inventory valuation adjustment		(1,667)		-
Provision for income taxes		(39)		(48)
Add: Interest income		30		6
Loss on derivative instrument, net		(34)		(183)
Income (loss) from discontinued operations		-		7
Net loss	$	(4,616)	$	(3,787)

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, and advertising costs. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.





Hotel Palomar in Dallas, Texas

We have leased all of the available condominium units at the Residences at Hotel Palomar in Dallas. Additionally, the adjacent Hotel Palomar has continued to perform well versus its competition, despite the continued challenging conditions in the hospitality industry.

Consolidated Balance Sheets

(in thousands)	As of Mar. 31, 2010	As of Dec. 31, 2009
Assets		
Real estate		
Land	$ 31,000	$ 31,000
Buildings and improvements, net	103,461	101,960
Total real estate	134,461	132,960
Real estate inventory, net	53,506	53,770
Cash and cash equivalents	1,550	1,964
Restricted cash	3,288	2,520
Accounts receivable, net	3,972	3,905
Prepaid expenses and other assets	1,197	1,085
Furniture, fixtures, and equipment, net	2,120	2,424
Deferred financing fees, net	963	1,084
Lease intangibles, net	3,125	3,297
Total assets	$ 204,182	$ 203,009
Liabilities and Equity		
Liabilities		
Notes payable	$ 145,485	$ 142,106
Note payable to related party	13,918	13,918
Accounts payable	4,583	4,697
Payables to related parties	1,455	1,165
Acquired below-market leases, net	50	53
Accrued liabilities	4,874	6,555
Capital lease obligations	103	119
Total liabilities	170,468	168,613
Commitments and contingencies		
Equity		
Partners' capital		
Limited partners - 11,000,000 units authorized, 10,803,839 units issued and outstanding at March 31, 2010 and December 31, 2009	7,764	11,846
General partners	28,601	24,667
Partners' capital	36,365	36,513
Noncontrolling interest	(2,651)	(2,117)
Total equity	33,714	34,396
Total liabilities and equity	$ 204,182	$ 203,009

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund's filing with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

Consolidated Statements of Cash Flows

(in thousands, except per unit amounts)	3 mos. ended Mar. 31, 2010	2 mos. ended Mar. 31, 2009
Cash flows from operating activities		
Net loss	$ (4,616)	$ (3,787)
Adjustments to reconcile net loss to net cash used in operating activities		
Depreciation and amortization	1,774	1,902
Inventory valuation adjustment	1,667	-
Loss on derivative instrument, net	34	183
Change in real estate inventory	(3,680)	(2,409)
Change in accounts receivable	(67)	(323)
Change in prepaid expenses and other assets	(112)	128
Change in lease intangibles	19	16
Change in accounts payable	(455)	82
Change in accrued liabilities	(1,766)	(2,422)
Change in payables or receivables with related parties	290	158
Cash used in operating activities	(6,902)	(6,472)
Cash flows from investing activities		
Capital expenditures for real estate	(62)	(89)
Change in restricted cash	(768)	169
Cash (used in) provided by investing activities	(830)	80
Cash flows from financing activities		
Proceeds from notes payable	3,454	833
Proceeds from note payable to related party	-	7,154
Payments on notes payable	(54)	(640)
Payments on capital lease obligations	(16)	(14)
Financing costs	-	(10)
Distributions	-	(755)
Contributions from general partners	3,934	-
Cash flows provided by financing activities	7,318	6,568
Net change in cash and cash equivalents	(414)	176
Cash and cash equivalents at beginning of period	1,964	4,584
Cash and cash equivalents at end of period	$ 1,550	$ 4,760
Supplemental disclosure		
Interest paid, net of amounts capitalized	$ 823	$ 1,333
Non-cash investing activities		
Note receivable from noncontrolling interest holder	$ 635	$ -
Capital expenditures for real estate in accrued liabilities	$ 54	$ 8
Reclassification of real estate inventory to buildings	$ 2,611	$ -
Non-cash financing activities		
Contributions from noncontrolling interest holder	$ 635	$ -
Financing costs in accrued liabilities	$ 12	$ -

Consolidated Statements of Operations

(in thousands, except per unit amounts)		3 mos. ended Mar. 31, 2010		3 mos. ended Mar. 31, 2009
Revenues				
Rental revenue	$	2,422	$	2,248
Hotel revenue		3,120		2,927
Total revenues		5,542		5,175
Expenses				
Property operating expenses		3,865		3,854
Inventory valuation adjustment		1,667		-
Interest expense, net		1,437		1,661
Real estate taxes, net		770		656
Property and asset management fees		440		454
General and administrative		223		473
Advertising costs		52		101
Depreciation and amortization		1,661		1,545
Total expenses		10,115		8,744
Interest income		30		6
Loss on derivative instrument, net		(34)		(183)
Loss from continuing operations before income taxes and noncontrolling interest		(4,577)		(3,746)
Provision for income taxes		(39)		(48)
Loss from continuing operations before noncontrolling interest		(4,616)		(3,794)
Discontinued operations				
Income from discontinued operations		-		7
Net loss		(4,616)		(3,787)
Noncontrolling interest in continuing operations		534		582
Noncontrolling interest in discontinued operations		-		(2)
Net loss attributable to noncontrolling interest		534		580
Net loss attributable to the Partnership	$	(4,082)	$	(3,207)
Amounts attributable to the Partnership				
Continuing operations	$	(4,082)	$	(3,212)
Discontinued operations		-		5
Net loss attributable to the Partnership	$	(4,082)	$	(3,207)
Basic and diluted weighted average limited partnership units outstanding		10,804		10,804
Net loss per limited partnership unit - basic and diluted				
Loss from continuing operations attributable to the Partnership	$	(0.38)	$	(0.30)
Income (loss) from discontinued operations attributable to the Partnership		-		-
Basic and diluted net loss per limited partnership unit	$	(0.38)	$	(0.30)



250 & 290 East John Carpenter Freeway
in Irving, Texas

Six lease proposals are outstanding at our 250 & 290 East John Carpenter Freeway property ranging from 50,000 to 300,000 square feet. This property is located in Las Colinas, a master-planned community near the center of the Dallas-Fort Worth metroplex, which has seen improved leasing activity in the first quarter of 2010.

The project has been pre-certified for the Leadership in Energy and Environmental Design for Existing Buildings (LEED-EB) Gold Certification. This designation has played a significant role in the increased leasing activity at the property. Awarded by the U.S. Green Building Council, LEED-EB Certification provides third-party verification of an existing facility's proven environmental sustainability. To qualify for this distinction, a building must meet stringent material and performance standards.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2010 and December 31, 2009 and our unaudited, consolidated results of operations and cash flows for the periods ended March 31, 2010 and March 31, 2009.

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP

15601 Dallas Parkway, Suite 600
Addison, TX 75001

Date Published 06/10 • IN • 405692

First Quarter Report

Behringer Harvard Short-Term Opportunity Fund I LP


PALOMAR

Hotel Palomar in Dallas, Texas

behringerharvard.com

Q1 2010

BEHRINGERHARVARD
SHORT-TERM OPPORTUNITY FUND I LP